                           SCHEDULE 14A INFORMATION

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

PROXY


 [FULL PAGE PHOTO OF YOUNG BOY EATING A MCDONALD'S CHEESEBURGER APPEARS HERE]


                                                          McDonald's Corporation
                                                                 Proxy Statement
                                                              and Notice of 1998
                                                                  Annual Meeting
                                                                 of Shareholders

Board of Directors
------------------



                             [PHOTOS APPEAR HERE]

Hall Adams, Jr.
Robert M. Beavers, Jr.
James R. Cantalupo
Gordon C. Gray

Jack M. Greenberg
Enrique Hernandez, Jr.
Donald R. Keough
Donald G. Lubin

Walter E. Massey, Nominee
Andrew J. McKenna
Michael R. Quinlan
Terry L. Savage

Roger W. Stone
Robert N. Thurston
Fred L. Turner
B. Blair Vedder, Jr.

Table of contents
-----------------


 2  Chairman's message to shareholders
    and annual meeting notice

 3  Board of Directors

 5  Election of Directors

 6  Stock ownership

 7  Executive compensation

13  Stock performance graphs

14  Other information

15  Annual meeting

16  Information about attending
    the annual meeting

17  Glossary

Chairman's message to shareholders and annual meeting notice
------------------------------------------------------------


Dear fellow shareholders:

We are pleased to invite you to McDonald's 1998 Annual Shareholders' Meeting. At the Annual Meeting, we will report on McDonald's past year and future prospects. Also, you will be asked to elect six Directors to serve until the 2001 Annual Shareholders' Meeting.

  Your vote is important. Please consider the issues and vote your shares as promptly as possible.


Cordially,

/s/ Michael R. Quinlan
Michael R. Quinlan
Chairman and Chief Executive Officer


To McDonald's Corporation shareholders:

The 1998 McDonald's Corporation Annual Shareholders' Meeting will be held on Thursday, May 21, 1998, beginning at 10:30 a.m. local time, in the Prairie Room at The Lodge at McDonald's Office Campus, Oak Brook, Illinois. At the meeting, shareholders will act on the following matters:

1. The election of six Directors to serve until the 2001 Annual Shareholders' Meeting; and

2. Any other matters that properly come before the meeting.

By order of the Board of Directors,

/s/ Gloria Santona
Gloria Santona

Secretary

April 7, 1998

Board of Directors
------------------


Responsibilities

The Board's primary responsibilities are:

Evaluating the performance of the Company and its executive management;

Reviewing and, where appropriate, approving fundamental operating, financial and other corporate strategies, as well as major plans and objectives;

Providing advice to the Chief Executive Officer and executive management;

Overseeing management to ensure that the Company's assets are safeguarded and business is conducted in compliance with laws and regulations; and

Evaluating the overall effectiveness of the Board, as well as selecting and recommending to shareholders an appropriate slate of candidates for election to the Board.

Corporate governance

The board's corporate governance guidelines incorporate principles by which the board has been operating for many years. Among other things, the guidelines provide that:

A majority of Directors should come from outside the Company and independence is important in the selection of new candidates. The Board selects candidates and extends invitations to join the Board.

Only outside Directors serve on the Audit, Compensation and Nominating and Corporate Governance Committees.

Outside Directors have primary responsibility for matters relating to the selection and succession of the Chief Executive Officer and the compensation of executive management. The Chief Executive Officer receives a performance review conducted annually by the Chairman of the Compensation Committee.

Outside Directors generally meet alone with the Chief Executive Officer at each Board meeting and, at least once each year, evaluate the performance of executive management and discuss matters of succession planning and management development with the Chief Executive Officer.

Outside Directors meet without members of management at least twice each year.

The Board meets on a bi-monthly basis. The agenda is set by the Chairman and Chief Executive Officer, and Directors may suggest items for inclusion. Information about the Company's business, performance and prospects, as well as information regarding recommendations for action by the Board are made available to the Board a reasonable period before each meeting.

At least once each year, Directors review the Company's strategic plans and evaluate the impact of such plans on the Company's performance and on the value of shareholders' interests.

The Nominating and Corporate Governance Committee annually evaluates the performance and effectiveness of the Board and recommends appropriate changes for consideration by the entire Board.

The Board may either combine or separate the offices of Chairman and Chief Executive Officer.

Directors have access to the System's management around the world.

Board committees

The audit committee recommends to the Board the independent accountants who audit the Company's books and records; reviews the audit with these accountants and management; reviews the Company's dealings with Directors; reviews financial reporting issues and practices; reviews the Company's legal affairs; consults with the independent accountants and management regarding risk management and the adequacy of financial and accounting controls; and reports to the Board of Directors about these matters. Throughout the year, the Committee meets with these accountants without members of management present. Members of the Committee are Directors Gray, Hernandez, Thurston and Vedder. Mr. Lubin serves as secretary in a non-voting capacity. In 1997, the Audit Committee met seven times.

  The compensation committee evaluates the performance of the Company's Chief Executive Officer and recommends his compensation to the Board annually; reviews and approves senior management's compensation; establishes compensation guidelines for all other officers and recommends to the Board the compensation paid to outside Directors. The Committee administers the Company's incentive compensation and stock option plans and develops compensation policies linked to the Company's performance. Members of the Committee are Directors Keough, Savage and Thurston. In 1997, the Compensation Committee met five times.

  The nominating and corporate governance committee sets criteria for Board membership; searches for and screens candidates to fill Board vacancies; recommends appropriate candidates for election each year and, in this regard, evaluates individual Director performance; assesses overall Board performance; considers issues regarding Board composition and size; and evaluates the Company's corporate governance process. Members of the Committee are Directors Adams, Lubin, McKenna and Stone. In 1997, the Committee met six times. Shareholders can nominate Director candidates for consideration by writing to the Secretary at McDonald's Plaza, Oak Brook IL 60523 and providing the candidate's name, biographical data and qualifications.


Meeting attendance

In 1997, the Board met six times. During the year, all the Directors attended all the meetings of the Board and of the committees on which they served except that two Directors were absent from one Board meeting each and one Director was absent from one committee meeting.


Compensation of the Board

In 1997, each outside Director earned an annual retainer of $35,000 plus a $2,000 fee for each Board meeting, a $1,000 fee for each committee meeting and a $1,000 fee for each meeting of outside Directors not held in conjunction with a Board meeting. Directors can defer their fees in the form of Common Stock units under the Company's Directors' Stock Plan. Deferred fees are credited to an account which is adjusted to reflect dividends as well as gains or losses as if invested in McDonald's Common Stock.

  Each outside Director also receives a credit of $17,500 to his or her Directors' Stock Plan account at the end of each full year of service, up to a maximum of ten years. In general, deferred amounts are paid in a lump sum or in annual installments after the Director retires from the Board.

  Each year, on the date of the annual shareholders' meeting, outside Directors receive an automatic stock option grant to purchase 1,000 shares of Common Stock. The options vest in equal installments over three years, have a ten-year life and permit the holder to purchase shares at their fair market value on the date of grant.

  In 1997, Mr. Lubin and Mr. Thurston received the use of corporate vehicles. Such use was valued at $10,250 and $5,125, respectively.

  Directors who are Company employees are not paid for their services as Directors and are not eligible to participate in the Directors' Stock Plan. As with its employees, the Company does not offer a pension plan to outside Directors. To further link director and shareholder interests, the Company established stock ownership guidelines for outside Directors in 1997, pursuant to which outside Directors are expected to own McDonald's Common Stock or Common Stock units equal in value to five times the annual retainer within five years of first becoming a Director.


Diversity

Diversity is an important criteria when evaluating candidates for the Board. One female and two minority males currently serve on the Board, and 15 minority men and 22 women are officers. Also, more than 66% of middle management employees and more than 28% of franchisees are female and minorities.


Biographical information

  Hall Adams, Jr. Retired Chief Executive Officer of Leo Burnett & Co., Inc. Director of The Dun & Bradstreet Corporation and Sears, Roebuck and Co. Class of 1999. Age: 64. Director since 1993.

  Robert M. Beavers, Jr. Senior Vice President. Director of NICOR Inc. Class of 1999. Age: 54. Director since 1984.

  James R. Cantalupo. President and Chief Executive Officer--McDonald's International. Director of Morton International, Inc. Class of 2000. Age: 54. Director since 1987.

  Gordon C. Gray. Chairman of Rio Algom Limited, a Canadian mining company and metals distributor. Director of Abitibi-Consolidated Inc. and Rogers Communications Inc. Class of 1999. Age: 70. Director since 1982.

  Jack M. Greenberg. Nominee. Vice Chairman, Chairman and Chief Executive Officer--McDonald's U.S.A. since 1997. Previously, Vice Chairman, Chairman-- U.S.A. and Chief Financial Officer. Director of Arthur J. Gallagher & Co., Harcourt General, Inc. and Stone Container Corporation. Class of 1998. Age: 55. Director since 1982.

  Enrique Hernandez, Jr. President and Chief Executive Officer of Inter-Con Security Systems, Inc., a provider of high-end security and facility support services to government, utilities and industrial customers. Director of Washington Mutual, Inc. and Nordstrom, Inc. Class of 2000. Age: 42. Director since 1996.

  Donald R. Keough. Chairman of Allen & Company Incorporated, investment bankers, and an advisor to the Board of Directors of The Coca-Cola Company. Director of Excalibur Technologies Corporation, H.J. Heinz Company, The Home Depot, Inc. and The Washington Post Company. Class of 2000. Age: 71. Director since 1993.

Election of Directors
---------------------

  Donald G. Lubin. Nominee. Partner of the law firm of Sonnenschein Nath & Rosenthal, which provides legal services to the Company on a regular basis. Director of Molex Incorporated. Class of 1998. Age: 64. Director since 1967.

  Walter E. Massey. Nominee. President of Morehouse College. Previously, Provost and Senior Vice President--Academic Affairs for The University of California System from 1993 to 1995. Director of the National Science Foundation from 1991 to 1993. Director of Amoco Corporation, BankAmerica Corporation, Bank of America N.T.S.A. and Motorola, Inc. Nominated for the Class of 2001. Age: 60.

  Andrew J. McKenna. Nominee. Chairman and Chief Executive Officer of Schwarz Paper Company, a printer, converter, producer and distributor of packaging and promotional materials. Director of Aon Corporation, Dean Foods Company, First Chicago NBD Corporation, Skyline Corporation and Tribune Company. Class of 1998.
Age: 68. Director since 1991.

  Michael R. Quinlan. Chairman and Chief Executive Officer. Director of The Dun & Bradstreet Corporation and The May Department Stores Company. Class of 2000.
Age: 53. Director since 1979.

  Terry L. Savage. Financial journalist, author and President of Terry Savage Productions, Ltd., which provides speeches, columns and videos on personal finance for corporate and association meetings, publications and national television programs. Previously, commentator for CBS News (WBBM-TV) in Chicago. Class of 1999. Age: 53. Director since 1990.

  Roger W. Stone. Nominee. Chairman, President and Chief Executive Officer of Stone Container Corporation, a multinational paper company primarily producing and selling pulp, paper and packaging products. Director of Autoliv, Inc., Abitibi-Consolidated Inc., Morton International, Inc. and Option Care, Inc. Class of 1998. Age: 63. Director since 1989.

  Robert N. Thurston. Nominee. Business consultant. Director of ACNielsen Corporation and Ag-Bag International Limited. Class of 1998. Age: 65. Director since 1974.

  Fred L. Turner. Senior Chairman since 1990. Previously, Chairman. Director of Aon Corporation, Baxter International Inc. and W.W. Grainger, Inc. Class of 1999. Age: 65. Director since 1968.

  B. Blair Vedder, Jr. Retired Chief Operating Officer of Needham Harper Worldwide, Inc. Class of 2000. Age: 73. Director since 1988.

The Board of Directors is currently divided into three classes, each having three-year terms that expire in successive years. At this year's annual meeting, six Directors will be elected, each to serve a three-year term or until the individual is succeeded by another qualified director who has been elected.


Nominees

The nominees for Director are: Jack M. Greenberg, Donald G. Lubin, Walter E. Massey, Andrew J. McKenna, Roger W. Stone and Robert N. Thurston.

  The Board of Directors expects all nominees to be available for election. If any of them should become unavailable to serve as a Director for any reason prior to the Annual Meeting, the Board may substitute another person. In that case, your shares will be voted for that other person.

  Your shares will be voted in accordance with your instructions. If you return your proxy card but do not provide voting instructions, your shares will be voted FOR the election of the six nominees. The six nominees who receive the most votes will be elected.

  The Board of Directors recommends that shareholders vote for all six nominees.

Stock ownership
---------------


The following table shows the stock ownership of the named individuals and group as of February 1, 1998, unless otherwise indicated. Directors and Executive Officers as a group have sole voting and investment power except for 74,389 shares held jointly, 103,561 shares held by members of their immediate family and 8,200 shares held in trust or in a partnership, over which they shared voting and investment power. No Director or Executive Officer owns more than 1.0% of the Common Stock. Directors and Executive Officers as a group owned (directly and through benefit plans) approximately 1.2% of the Common Stock as of February 1, 1998.

-------------------------------------------------------------
                                                Common Stock
Name                                          (a,b,c,d,e,f,g)
=============================================================
Hall Adams, Jr.                                         6,293
Robert M. Beavers, Jr.                                438,430
James R. Cantalupo                                  1,036,218
Gordon C. Gray                                         14,844
Jack M. Greenberg                                     726,042
Enrique Hernandez, Jr.                                  4,962
Donald R. Keough                                       13,061
Jeffrey B. Kindler                                     46,690
Donald G. Lubin                                        45,601
Walter E. Massey                                            0
Andrew J. McKenna                                      31,619
Michael R. Quinlan                                  1,839,170
Edward H. Rensi                                       609,773
Terry L. Savage                                        19,276
James A. Skinner                                      307,586
Roger W. Stone                                         26,069
Robert N. Thurston                                     72,277
Fred L. Turner                                      1,410,659
B. Blair Vedder, Jr.                                   29,209
Directors and Executive Officers as a group
(the Group) (28 persons)                            8,143,993
-------------------------------------------------------------

  (a) The Company knows of no single person or group that is the beneficial owner of more than 5% of the Common Stock.

  (b) Beneficial ownership to shares which are owned by members of their immediate families directly or through trusts is disclaimed as follows: Messrs. Gray, 2,500; Keough, 600; McKenna, 320; and the Group, 4,272.

  (c) Excludes 24,000 shares held by Mr. McKenna as Trustee of the Schwarz Paper Company Profit Sharing Trust.

  (d) Includes unallocated shares held in Profit Sharing Program accounts as follows: Messrs. Beavers, 24,910; Cantalupo, 3,431; Greenberg, 1,793; Kindler, 326; Quinlan, 3,015; Rensi, 3,087; Skinner, 6,794; Turner, 17,356; and the
Group, 115,429.

  (e) Includes shares that could be purchased by exercise of stock options on or within 60 days after February 1, 1998 (December 18, 1997, in the case of Mr. Rensi) under the Company's option plans as follows: Messrs. Adams, 2,001; Beavers, 168,375; Cantalupo, 843,400; Gray, 2,001; Greenberg, 649,750;
Hernandez, 334; Keough, 2,001; Kindler, 45,000; Lubin, 2,001; McKenna, 2,001; Quinlan, 1,396,250; Rensi, 572,500; Skinner, 216,525; Stone, 2,001; Thurston,
2,001; Turner, 431,500; Vedder, 2,001; Ms. Savage, 2,001; and the Group, 5,491,996.

  (f) Includes Common Stock units credited under the Directors' Stock Plan as follows: Messrs. Adams, 2,291; Gray, 6,207; Hernandez, 428; Keough, 7,460; Lubin, 14,722; McKenna, 14,298; Stone, 20,068; Thurston 22,348; Vedder, 24,338;
and Ms. Savage, 15,775.

  (g) The stock ownership of Mr. Rensi is determined as of December 18, 1997, the date he resigned from the Board of Directors, and is based on a Form 5 filed with the SEC and dated February 13, 1998.

Executive compensation
----------------------

Compensation committee report
on executive compensation

Dear fellow shareholders:
Our Committee is responsible for approving the compensation of senior management, establishing compensation guidelines for all corporate officers and administering the Company's stock option and incentive plans. Our decisions are based on our understanding of McDonald's business and its long-term strategies, as well as our knowledge of the capabilities and performance of the Company and its executives.

Philosophy
We believe that our stakeholders are best served by running the Company with a long-term perspective while striving to deliver consistently good annual results. Therefore, the Company's executive compensation program has been designed to attract, energize, reward and retain superior talent that will produce strong results and enhance McDonald's position in a highly competitive global business. The Company is led by exceptional managers, many of them long-term McDonald's people, while others bring experiences from outside McDonald's.

  We have always believed that the Company's executives will more effectively represent McDonald's shareholders, whose interests they are charged with enhancing, if they are shareholders themselves. Accordingly, we focus our executives' attention on managing McDonald's as owners of the business by encouraging our officers to have significant stock ownership in the Company. Our profit sharing program and stock option plans are designed to facilitate share ownership by our executives. To ensure that officers retain significant stockholdings in the Company, last year, we instituted minimum ownership requirements applicable to all officers and regional managers. The minimum levels of ownership range from one to five times base salary.

Senior management compensation
We believe that compensation for our executives should be competitive with other high-performing companies and alternative careers within the McDonald's System (i.e., careers as a franchisee or supplier) in order to motivate and retain the talent needed to produce superior results. In that regard, our Committee conducts an overall review of compensation annually.

  The process we use to establish compensation is not purely a mechanical one. We review information supplied by independent consultants to determine the competitiveness of McDonald's total compensation package with that of a peer group. The peer group, which we use solely for compensation comparison purposes, consists of 26 of the companies comprising the DJIA on which our consultants have data. In addition to reviewing competitive pay information, we also review five- and ten-year shareholder returns for the Company and its peer group as illustrated in the graphs set forth on page 13 of this Proxy Statement.

  We do not seek to position compensation within any particular range as compared to the peer group. Moreover, because the Committee believes that special management talents and sensitivities are required to balance the unique relationships between and among the Company, its employees, franchisees and suppliers, we go beyond a simple evaluation of competitive salary information and Company financial results in making compensation decisions. We also consider qualitative factors which we believe contribute significantly to building McDonald's global brand, thereby optimizing shareholder value over the long term.

  At this point in time, cash compensation for the officers named in the summary compensation table on page 10 of this Proxy Statement approximates the middle of the peer group's range, while stock options are well above the median, consistent with our philosophy that a significant portion of compensation should be at risk.

Annual cash compensation
Annual cash compensation for senior management, as for all employees, consists of base salary and a variable, at-risk incentive under TIP (Target Incentive
Plan). Throughout this report, references to salaries for 1997 relate to salaries established on April 1, 1997 based on performance in 1996, while references to TIP payments for 1997 relate to TIP payments made on April 1, 1998 based on performance during 1997.

  Our Committee annually establishes an executive's base salary based on our evaluation of the executive's level of responsibility and individual performance, considered in light of competitive pay practices. We gauge individual performance in: developing and executing corporate strategies; leading and developing people; initiating and managing change; balancing the many relationships within the McDonald's System; and contributing to programs which impact the Company's performance.

  No base salary merit increases were granted to any of the Company's officers for 1997 because the Company's 1996 financial performance did not meet the Company's objectives. Actual salaries earned by officers in 1997, however, increased slightly over 1996 levels due to the fact that 1996 merit increases were awarded in April 1996, and were therefore in effect for only three-fourths of that year while they were in effect for all of 1997. In some limited cases, officers received promotional raises in connection with changed or increased job responsibilities.

  Under TIP, each employee is assigned a target incentive at the beginning of the year (the greater the individual's responsibility, the higher the percentage of target incentive to salary). In determining the annual incentive for 1997, an individual's target incentive was initially adjusted by an overall Company performance factor. An individual performance factor was then applied and, in some cases, a team performance factor, reflecting the overall results of the organizational unit for which the executive is responsible, was also applied.

  Although 1997 was a record year for McDonald's, our financial performance did not meet the Company's objectives. In determining annual target incentive awards for 1997 performance, our Committee reviewed the Company's operating income earned in 1997, as compared to pre-specified targets. Since these targets were not achieved, incentives paid on April 1, 1998 were computed using a Company performance factor of less than 100%.

Long-term incentives
Long-term incentives consist of stock options and cash awards under a long-term incentive plan (LTIP). These awards serve to focus executive attention on the long-term performance of the business and comprise a significant portion of total compensation for senior management consistent with our increased emphasis on the risk-reward element of executive compensation.

  Options. Options have proven to be an effective means of linking executive pay with the creation of shareholder wealth, since an optionee will benefit only if McDonald's stock price increases. Options granted to executives have a life of ten years, vest over seven years and have an exercise price equal to the fair market value of the Common Stock on the grant date. In establishing guidelines for the size of stock option awards, we consider the following criteria (in order of importance): level of responsibility, achievement of plan objectives and the implementation of key strategies. Individual awards to members of senior management are made within these guidelines, dependent primarily upon current individual performance and, to a lesser extent, on the potential for positively influencing future results. The 1997 stock option awards decreased compared with 1996 awards. The decrease was attributable to the adoption of LTIP, as officers and regional managers received awards under LTIP in lieu of a portion of their stock option awards.

  Long-term incentive plan. Consistent with our increased focus on longer-term objectives in 1997, we adopted a long-term incentive plan, through which officers are compensated based on U.S., international and/or corporate performance targets. A three-year performance cycle is established each year, with officers receiving a cash payment which varies if minimum, target or maximum predetermined performance goals are achieved at the end of the cycle. No payout occurs unless the Company achieves certain threshold performance objectives. As a pay-for-performance plan, the LTIP is intended to motivate and reward executives by directly linking the amount of any cash bonus to specific long-term U.S., international and/or corporate financial goals. Specific measurements are chosen each year for each successive three-year cycle. For the 1997-99 cycle, the measurements include return on assets and growth in operating income. In addition, U.S. performance will be measured against certain financial targets related to U.S. franchisee cash flow and profitability reflecting the Company's belief that in order for it to prosper, its franchisees must prosper as well. Because the LTIP was established in 1997, no payouts have been made under the plan for the 1997-99 cycle.

Chief Executive Officer compensation

Mr. Quinlan participates in the compensation program described throughout this report and, consistent with our compensation philosophy, at-risk compensation represents the predominant portion of Mr. Quinlan's total compensation package. Consistent with all other officers, Mr. Quinlan did not receive a base salary merit increase in 1997 and he also received a reduced option grant (315,000 compared with 331,000 options for the previous year). On April 1, 1998, Mr. Quinlan was awarded an incentive payment under TIP of $1,044,000 (compared with $932,000 for the previous year) based on the Committee's assessment of the Company's performance in 1997 as well as Mr. Quinlan's leadership in the number of change initiatives underway.

Policy with respect to the $1 million deduction limit

Section 162(m) of the Code generally limits the tax deductibility of annual compensation paid to certain officers to $1 million. Our Committee is obligated to recognize and reward performance which increases shareholder value and will exercise its discretion in determining whether or not to conform the Company's executive compensation plans to the approach provided for in the Code. Assuming continued deferral of compensation by certain officers, we expect that most, if not all, compensation will qualify as a tax deductible expense.


Respectfully submitted,
The Compensation Committee


/s/ Robert N. Thurston
Robert N. Thurston
Chairman


/s/ Donald R. Keough
Donald R. Keough


/s/ Terry L. Savage
Terry L. Savage

Summary compensation table

The following table summarizes the total compensation earned by or paid for services rendered in all capacities to the Chief Executive Officer, one former executive officer and four current executive officers who were most highly compensated in 1997 (Named Officers). Executive officers are designated by the Board of Directors.

------------------------------------------------------------------------------------------------------------------------
                                                 Annual compensation        Long-term compensation
                                                                      -----------------------------------
                                                                              Awards              Payouts
                                                                      -----------------------  ----------
                                                                      Restricted   Securities                  All other
                                                                           stock   underlying       LTIP*   compensation
Name and principal position        Year(a,b)   Salary($)    Bonus($)   awards($)   options(#)  payouts($)         ($)(c)
========================================================================================================================
Michael R. Quinlan                     1997   $1,132,500  $1,044,000           0      315,000           0       $335,994
Chairman of the Board and              1996    1,116,475     932,000           0      331,000           0        384,703
Chief Executive Officer                1995    1,050,925   1,050,000           0      529,000           0        362,937

James R. Cantalupo                     1997      805,487     535,500           0      190,000           0        210,060
President and Chief Executive          1996      776,250     477,500           0      200,000           0        236,314
Officer--McDonald's                    1995      732,675     547,934           0      181,000           0        224,468
International

Jack M. Greenberg                      1997      805,487     535,500           0      240,000           0        212,787
Vice Chairman, Chairman and            1996      752,601     462,000           0      190,000           0        227,457
Chief Executive Officer--              1995      714,250     520,792           0      181,000           0        216,516
McDonald's U.S.A.

James A. Skinner                       1997      408,253     228,420           0       47,500           0         96,118
President--Europe Group                1996      386,700     175,302           0       50,000           0        101,712
                                       1995      348,525     179,225           0       31,000           0         91,430

Jeffrey B. Kindler                     1997      408,059     233,708           0       50,000           0        135,742
Executive Vice President and
Corporate General Counsel

Edward H. Rensi                        1997      790,700     325,000           0      160,000           0        197,811
Former President and                   1996      783,525     415,000           0      175,000           0        228,750
Chief Executive Officer--U.S.A.        1995      752,375     495,422           0      181,000           0        225,675
------------------------------------------------------------------------------------------------------------------------

*Long-Term Incentive Plan

(a) Mr. Rensi resigned as President and Chief Executive Officer--McDonald's U.S.A. on July 8, 1997 and agreed to provide consulting services for the remainder of the year.

(b) Since Mr. Kindler was not an executive officer of the Company during 1995 and 1996, no information is given for those years.

(c) These amounts represent (i) matching contributions and allocations by the Company to: (a) the Profit Sharing Program and related equalization plans; (b) the Deferred Income Plan; and (c) premiums on group term life insurance; and
(ii) certain relocation expenses. For 1997, the amounts in each category were as follows: Messrs. Quinlan, $17,698, $304,890, $13,406 and $0; Cantalupo, $12,588,
$187,885, $9,587 and $0; Greenberg, $164,926, $33,126, $14,735 and $0; Skinner,
$31,897, $59,287, $4,934 and $0; Kindler, $63,763, $26,811, $1,770 and $43,398;
and Rensi, $111,197, $77,200, $9,414 and $0. Amounts which have been included with respect to the equalization plans and Deferred Income Plan represent the Company's obligation to pay such amounts to participants.

Stock options

Options generally become exercisable over a seven-year period. Any unexercised options expire after ten years. The stock option exercise price is equal to the fair market value of a share of Common Stock on the grant date. The options have no value unless the Company's stock price appreciates and the holder satisfies the applicable vesting requirements. Options granted to the Named Officers were about 6.6% of the total number of options granted in 1997.

  The following table shows how much the Named Officers may eventually realize in future dollars under two hypothetical situations: if the stock gains 5% or 10% in value per year, compounded over the ten-year life of the options. These are assumed rates of appreciation and are not intended to forecast future appreciation of the Common Stock. Also included in this table is the increase in value to all common shareholders using the same assumed rates of appreciation.

  For a perspective, in ten years one share of Common Stock valued at $47.00 on March 18, 1997 would be worth $76.56 assuming the hypothetical 5% compounded growth rate, or $121.91 assuming the hypothetical 10% compounded growth rate.

  Another way to look at this is to express these amounts in today's dollars by applying a present value approach to the hypothetical appreciation rates. These results are shown in the last two columns of the table.

Stock option grants in 1997

-----------------------------------------------------------------------------------------------------------------------------------
                                 Individual grants                                     Potential
                   ----------------------------------------------               realizable value
                    Number of   % of total                                   at assumed rates of           Present value at assumed
                   securities      options                              stock price appreciation               rates of stock price
                   underlying   granted to  Exercise                          for option term(a)                  appreciation(a,b)
                      options    employees     price   Expiration     --------------------------      -----------------------------
Name               granted(#)      in 1997    ($/Sh)         date             5%             10%              5%                10%
===================================================================================================================================
Michael R. Quinlan    315,000        2.09%   $47.000      3/18/07     $9,310,785     $23,595,357      $4,739,771        $12,011,511
James R. Cantalupo    190,000        1.26     47.000      3/18/07      5,616,029      14,232,120       2,858,910          7,245,038
Jack M. Greenberg     190,000        1.26     47.000      3/18/07      5,616,029      14,232,120       2,858,910          7,245,038
                       50,000         .33     49.812      7/15/07      1,566,325       3,969,375         833,248          2,111,613
James A. Skinner       47,500         .31     47.000      3/18/07      1,404,007       3,558,030         714,727          1,811,260
Jeffrey B. Kindler     50,000         .33     47.000      3/18/07      1,477,902       3,745,295         752,344          1,906,589
Edward H. Rensi       160,000        1.06     47.000      3/18/07      4,729,288      11,984,943       2,407,503          6,101,085
-----------------------------------------------------------------------------------------------------------------------------------
Increase in value to all common shareholders(c)                       $20.4 billion  $51.6 billion    $10.4 billion   $26.3 billion
-----------------------------------------------------------------------------------------------------------------------------------

(a) Calculated over a ten-year period, representing the life of the options.

(b) Calculated assuming an investment in a ten-year, zero coupon U.S. Treasury note made at the time the options were granted (6.985% on March 18, 1997 and 6.515% on July 15, 1997).

(c) Calculated using a Common Stock price of $47.00, the closing market price on March 18, 1997, which is the exercise price of substantially all of the options granted in 1997, and the total weighted average number of common shares outstanding for 1997.

Aggregated option exercises in 1997 and fiscal year-end option values table

--------------------------------------------------------------------------------------------------------------------
                                                                 Number of securities           Value of unexercised
                                                               underlying unexercised                   in-the-money
                      Shares acquired                             options at 12/31/97            options at 12/31/97
                          on exercise   Value realized                         (#)(b)                         ($)(c)
Name                              (#)           ($)(a)      Exercisable/unexercisable      Exercisable/unexercisable
====================================================================================================================
Michael R. Quinlan            163,000       $5,638,688            1,180,500/1,406,500        $27,736,557/$15,784,488
James R. Cantalupo             80,100        2,764,683              748,400/  723,000         19,109,234/  7,630,094
Jack M. Greenberg              35,000        1,224,580              514,750/  759,250         11,268,029/  7,434,219
James A. Skinner               19,500          687,597              188,900/  161,300          5,021,710/  1,588,851
Jeffrey B. Kindler                  0                0               32,500/  147,500             90,625/    309,375
Edward H. Rensi                     0                0              572,500/  663,000         13,489,649/  7,285,154
--------------------------------------------------------------------------------------------------------------------

(a) Calculated by subtracting the exercise price from the market value of the Common Stock on the exercise date.

(b) The securities underlying the options are shares of Common Stock.

(c) Calculated using the market value of the Common Stock at December 31, 1997 ($47.750 per share) less the option exercise price multiplied by the number of exercisable or unexercisable option shares, as the case may be. All values are on a pre-tax basis.

Long-term incentives

Long-term incentive plans--awards in 1997 (to be paid in April 2000)

----------------------------------------------------------------------------------------------------------
                                               Performance        Estimated future payouts under non-stock
                                           or other period                           price-based plans (a)
                                          until maturation        ----------------------------------------
                      Number of units            or payout         Threshold        Target         Maximum
Name                              (#)               ($)(a)               ($)           ($)             ($)
==========================================================================================================
Michael R. Quinlan            579,390   1/1/97 to 12/31/99           $72,424      $579,390      $1,158,780
James R. Cantalupo            255,775   1/1/97 to 12/31/99            31,972       255,775         511,550
Jack M. Greenberg             255,775   1/1/97 to 12/31/99            31,972       255,775         511,550
James A. Skinner               88,537   1/1/97 to 12/31/99            11,067        88,537         177,074
Jeffrey B. Kindler             97,650   1/1/97 to 12/31/99            12,206        97,650         195,300
Edward H. Rensi               256,977   1/1/97 to 12/31/99            32,122       256,977         513,954
----------------------------------------------------------------------------------------------------------

(a) Awards are in the form of a cash incentive, based on achievement of performance goals set at the beginning of each performance cycle. Actual awards are based on the achievement of these goals and a percentage of the individual's base salary at the start of the performance cycle. No payout occurs unless the Company achieves certain threshold performance objectives. For the 1997-99 cycle, separate targets were established for the U.S. and international businesses based on return on assets and growth in operating income. The U.S. target is adjusted for performance of the Company's U.S. business compared to U.S. franchisee cash flow and profitability. A participant must be an employee at the end of the performance period to receive an award; except that if such participant dies, retires or becomes disabled prior to the end of the performance period, any award will be prorated based on the portion of the performance period he was an employee.

Stock performance graphs
------------------------

At least annually, we consider which companies comprise a readily identifiable investment peer group. Given the unique nature of our business, we have consistently concluded that no one group of companies stands out.

  For instance, McDonald's is included in published restaurant indices. However, unlike most other companies included in these indices, which have no or limited international operations, McDonald's does business in more than 100 countries. For added perspective, about 60 percent of our operating income comes from outside the U.S. In addition, by virtue of our size, McDonald's inclusion in those indices tends to skew the results. Hence, we believe such a comparison would not be meaningful.

  This view is shared by many who evaluate our Company, as they often consider:

Our operating characteristics and marketing of branded products around the world, which place McDonald's among global food and beverage companies;

Our recognizable brand and the retail nature of our business, which place McDonald's among global consumer products companies;

Our strong financial position, free cash flow, solid international presence and global brand power which place McDonald's among global branded growth companies; and

Our capitalization, trading volume and importance in an industry that is vital to the U.S. economy, which have resulted in McDonald's inclusion in the Dow Jones Industrial Average (DJIA) since 1985.

  Thus, in the absence of any readily identifiable peer group for McDonald's, we believe use of the companies comprising the DJIA as the group for comparison is appropriate. Like McDonald's, many DJIA companies generate meaningful sales and revenues outside the U.S. and some manage global brands. Also, investors who are looking for an investment in blue chip stocks often look at the DJIA as a benchmark.

  The two performance graphs which follow show McDonald's cumulative total shareholder returns (i.e., price appreciation and reinvestment of dividends) relative to the S&P 500 and the companies comprising the DJIA (including McDonald's) for the five- and ten-year periods ended December 31, 1997. Returns shown are for years ended December 31, and for the DJIA companies, returns are weighted for market capitalization as of the beginning of each year.


         Comparison of five-year cumulative total shareholder returns

                             [GRAPH APPEARS HERE]

                       92     93     94     95     96     97
McDonald's           $100    118    122    189    192    203
S&P 500              $100    110    112    153    189    252
DJIA companies       $100    111    117    165    212    282
------------------------------------------------------------

          Comparison of ten-year cumulative total shareholder returns

                             [GRAPH APPEARS HERE]

                       87     88     89     90     91     92     93     94     95     96     97
McDonald's           $100    111    160    137    181    234    276    285    443    448    475
S&P 500              $100    117    154    149    194    209    230    233    321    394    526
DJIA companies       $100    115    149    152    192    201    224    235    332    426    568
-----------------------------------------------------------------------------------------------
                     McDonald's ---   S&P 500 ===   DJIA companies = =

Other information
-----------------

Section 16(a) beneficial ownership reporting compliance

Based on Company records and other information, the Company believes that all SEC filing requirements applicable to its executive officers and Directors were complied with for 1997 except that Mr. Keough filed one late report covering one transaction.

Certain relationships and related transactions

Based on information available to the Company, in 1997, the Company and its subsidiaries purchased approximately $3 million in paper and other printed products (principally tray liners, french fry bags and pan liners) produced by Schwarz Paper Company and its subsidiaries and purchased approximately $5.5 million worth of products (principally premiums and gift items) from Group II Communications, Inc. Mr. McKenna, a Director of the Company, is Chairman and Chief Executive Officer, as well as a 75% shareholder, of Schwarz and is also the holder of 49% of the stock of Group II. The Company believes that these purchases were made on terms at least as favorable as would have been available from other parties and intends to continue its dealings with Schwarz and Group II in 1998 on similar terms.

  Based on information available to the Company, in 1997, the Company's subsidiaries purchased approximately $11.5 million in folding cartons and $800,000 in paper bags produced by affiliates of Stone Container Corporation. Mr. Stone, a Director of the Company, is Chairman, President and Chief Executive Officer of Stone. The Company believes that these purchases were made on terms at least as favorable as would have been available from other parties and intends to continue dealings with such affiliates in 1998 on similar terms.

  In July 1997, Mr. Rensi resigned as President and Chief Executive Officer--U.S.A. and agreed to provide consulting services to the Company until August 1, 1998. In exchange for such agreement, he receives a salary of $790,000 plus a bonus of $325,000, some of which is reflected in his 1997 compensation. Upon termination of this consulting arrangement and for an extended period of time thereafter, Mr. Rensi will be entitled to exercise his vested options. Substantially all of his unvested options will vest upon such termination.

  In 1997, as part of its ongoing share repurchase program, the Company purchased shares of Common Stock, in each case at the New York Stock Exchange composite closing price on the date of purchase, from Directors and Executive Officers at the following prices: Robert M. Beavers, Jr., $980,000; James R. Cantalupo, $1,322,296; Winston B. Christiansen, $995,840; Jack M. Greenberg, $829,332; and Michael R. Quinlan, $877,250. Messrs. Cantalupo, Greenberg and Quinlan acquired these shares within two years prior to their sales through the exercise of stock options at the following prices, respectively: $321,184, $241,868 and $205,437.

Compensation committee interlocks and insider participation

Jack M. Greenberg, Vice Chairman, Chairman and Chief Executive Officer-- McDonald's U.S.A., serves as a member of the compensation committee of the board of directors of Stone Container Corporation, whose Chairman, President and Chief Executive Officer, Roger W. Stone, serves as a Director of the Company.

Shareholder proposals for 1999

Shareholder proposals must be received by the Secretary of the Company no later than December 8, 1998, to be considered for inclusion in the Company's 1999 proxy materials.

Annual report

The Company will provide, without charge, a copy of McDonald's Corporation's Annual Report on Form 10-K for the year ended December 31, 1997 (including any financial statements, and a list describing any exhibits not contained therein) upon written request addressed to: Investor Relations Service Center, McDonald's Corporation, McDonald's Plaza, Oak Brook IL 60523. The exhibits to the 10-K are available upon payment of charges which approximate the Company's cost of reproduction.

Other matters

A list of registered shareholders entitled to vote at the Annual Meeting will be available for review by any shareholder for any purpose related to the meeting during ordinary business hours for a period of 10 days prior to the meeting at the Company's office at McDonald's Plaza, Oak Brook, IL 60523.

Advisory directors

Advisory Directors are appointed by the Board of Directors each year to serve in a non-voting capacity. They present management's views on matters of interest to the Board. The 1997 Advisory Directors were: Brad A. Ball, Alan D. Feldman, Michael J. Roberts and James A. Skinner.

Annual meeting
--------------

Proxy solicitation

This Proxy Statement and proxy card were mailed to shareholders beginning on or about April 7, 1998 in connection with the solicitation of proxies by the Board of Directors to be used at the 1998 Annual Meeting.

  The cost of soliciting proxies in the enclosed form will be paid by the Company. The Company has retained D.F. King & Co., Inc. to aid in the solicitation at a fee estimated to be $17,000 plus reasonable out-of-pocket expenses. Proxies may also be solicited by certain employees and Directors of the Company by mail, by telephone, by fax, by e-mail or in person.

Record date and voting at the annual meeting

Shareholders owning Common Stock outstanding at the close of business on March 23, 1998 may vote at the 1998 Annual Meeting. On that date, 687,337,983 shares of Common Stock were outstanding. Each share is entitled to one vote on each matter to be voted at the Annual Meeting.

  If you properly sign and return your proxy, your shares will be voted as you direct. If you do not specify how you want your shares voted, they will be voted FOR the election of all nominees for director as set forth under "Election of Directors". You may change your vote at any time before your proxy is exercised by voting in person at the Annual Meeting, by submitting written notice to the Company's Secretary, or by submitting another proxy that is properly signed and later dated.

  All votes cast at this year's annual meeting will be tabulated by First Chicago Trust Company of New York (First Chicago), which has been appointed independent inspector of election. First Chicago will determine whether or not a quorum is present. With respect to the election of Directors, First Chicago will treat votes withheld as shares present for purposes of determining a quorum. Directors are elected by a plurality vote, so the six persons receiving the greatest number of votes will be elected. Withheld votes will not affect the outcome of the election.

  We do not know of any other matters to be presented or acted upon at the meeting. If any other matter properly comes before the meeting, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

  Proxies submitted by brokers that do not indicate a vote because they do not have discretionary authority and have not received instructions as to how to vote on those proposals (so-called "broker non-votes") are considered as present for quorum purposes but not as shares entitled to vote on that matter. Broker non-votes will not affect the outcome of the vote.

  If indicated on their proxy card or voting instruction form, shareholders can vote their shares (1) by phone, (2) via the internet or (3) by returning their signed proxy card. Instructions for shareholders interested in voting by phone or via the internet are set forth on the enclosed proxy card or voting instruction form.

Confidential voting

It is the Company's policy to protect the confidentiality of shareholder votes throughout the voting process. In this regard, the vote of any shareholder will not be disclosed to the Company, its Directors, officers or employees, except to meet legal requirements or to assert or defend claims for or against the Company or except in those limited circumstances where (1) a proxy solicitation is contested; (2) a shareholder writes comments on a proxy card; or (3) a shareholder authorizes disclosure. Both the tabulators and inspectors of election have been and will remain independent of the Company.

  Nothing in this policy prohibits shareholders from disclosing the nature of their votes to the Company, its Directors, officers or employees, or impairs voluntary communication between the Company and its shareholders, nor does this policy prevent the Company from ascertaining which shareholders have voted or from making efforts to encourage shareholders to vote.

Auditors

The Board of Directors has selected Ernst & Young LLP as independent accountants to audit the consolidated financial statements of the Company for 1998. Ernst & Young LLP audited such statements for 1997. A representative of that firm will be present at the meeting and will have an opportunity to make a statement and answer questions.

Information about attending the annual meeting
----------------------------------------------

Date:  May 21, 1998
Time:  10:30 a.m. local time
Place: Prairie Room
       The Lodge
       McDonald's Office Campus
       Oak Brook IL 60523

If you plan to attend

Limited seating in the Prairie Room at The Lodge makes it necessary to limit attendance to shareholders only. If you plan to attend the Annual Meeting, please bring the admission form from the bottom of your proxy card or a bank or brokerage statement reflecting your McDonald's share ownership. Admittance tickets to the Prairie Room will be given to shareholders at the registration desk on a first come, first serve basis. Overflow rooms will be available for viewing the meeting.

Your vote is important

Please consider the issues and vote your shares via the internet, phone or mail by following the instructions on your proxy card. First Chicago is the independent inspector of election and will receive and tabulate your vote. If your shares are held in a bank or brokerage account, you may attend the Annual Meeting, but may not vote at the meeting unless you have first obtained a proxy, executed in your favor, from your banker or broker.

                               [MAP APPEARS HERE]

Directions to the annual meeting

From O'Hare Airport/I-294 North

I-294 south to I-88 west (to Aurora). Exit I-88 at Cermak Road/22nd Street (first exit immediately after York Road toll booth). At Cermak Road/22nd Street (stoplight), turn right. Go two stoplights to Jorie Boulevard, turn right. Go two stoplights to Kroc Drive, turn left. At stop sign, Ronald Lane, turn left. The Lodge is on left, parking is on right.

From downtown Chicago

I-290 west (Eisenhower Expressway) to I-88 west (to Aurora). Exit I-88 at Cermak Road/22nd Street (first exit immediately after York Road toll booth). At Cermak Road/22nd Street (stoplight), turn right. Go two stoplights to Jorie Boulevard, turn right. Go two stoplights to Kroc Drive, turn left. At stop sign, Ronald Lane, turn left. The Lodge is on left, parking is on right.

From I-294 South

I-294 north to I-88 west (to Aurora). Exit I-88 at Cermak Road/22nd Street (first exit immediately after York Road toll booth). At Cermak Road/22nd Street (stoplight), turn right. Go two stoplights to Jorie Boulevard, turn right. Go two stoplights to Kroc Drive, turn left. At stop sign, Ronald Lane, turn left. The Lodge is on left, parking is on right.

From I-355 North or South or I-88 West

From either direction, take I-88 east (to Chicago). Exit at Midwest Road and turn left (stoplight). Take Midwest Road to 31st Street (stoplight), turn left. Take 31st Street to Jorie Boulevard (stoplight), turn left. Take Jorie Boulevard to Kroc Drive (stoplight), turn right. At stop sign, Ronald Lane, turn left. The Lodge is on left, parking is on right.

Glossary
--------


As used in this Proxy Statement the following terms have the following meanings:

Code:

Internal Revenue Code of 1986, as amended and the regulations thereunder

Common Stock:

McDonald's Corporation Common Stock

DJIA:

Dow Jones Industrial Average companies as constituted on December 31, 1997

SEC:

Securities and Exchange Commission


Home office

McDonald's Corporation
McDonald's Plaza
Oak Brook IL 60523
630-623-3000

The following trademarks used herein are owned by McDonald's Corporation and affiliates: McDonald's, the McDonald's Golden Arches logo and Hamburger University.

(C) 1998 McDonald's Corporation
McD8-3658

Cover printed on recycled paper with 10% post-consumer content; Text printed on recycled paper with 20% post-consumer content
[RECYCLE LOGO APPEARS HERE]

        [FULL PAGE PHOTO OF AN EGG, BACON AND CHEESE BISCUIT SANDWICH
                        WITH HASH BROWNS APPEARS HERE]

[FRONT SIDE OF PROXY AND VOTING INSTRUCTION CARD FOR EMPLOYEE SHAREHOLDERS]

                                                                            9826
PROXY CARD
See instructions below.

THE BOARD RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR DIRECTOR.

I (we), revoking any proxy previously given, appoint Michael R. Quinlan and Gloria Santona, or either of them, as proxies with full powers of substitution to vote as directed all shares the undersigned is entitled to vote at McDonald's Corporation 1998 Annual Shareholders' Meeting and authorize each to vote at his or her discretion on any other matter than may properly come before the meeting, or any adjournment thereof. IF THIS SIGNED CARD CONTAINS NO SPECIFIC VOTING INSTRUCTION, MY (OUR) SHARES WILL BE VOTED "FOR" ALL NOMINEES FOR DIRECTOR.

BOARD NOMINEES:  1. Jack M. Greenberg, 2. Donald G. Lubin, 3. Walter E. Massey,
4. Andrew J. McKenna, 5. Roger W. Stone and 6. Robert N. Thurston.

                              FOR ALL NOMINEES
                              EXCEPT AS NOTED
                              BELOW                WITHHOLD

Election of Directors               [_]              [_]

[_] Waive confidential voting.

[_] Comments are on reverse side.

EMPLOYEES:  Please see message on reverse.

PLEASE SIGN AS YOUR NAME(S) APPEAR(S) ABOVE AND RETURN THIS PROXY PROMPTLY. If signing for a corporation or partnership, or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you attend the meeting and decide to vote by ballot, such vote will supersede this proxy.

X
X            Date    , 1998    [LOGO]

Detach Here

--------------------------------------------------------------------------------

PROXY VOTING INSTRUCTIONS          ANNUAL MEETING TICKET

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF McDONALD'S CORPORATION.

McDONALD'S 1998 ANNUAL SHAREHOLDERS' MEETING WILL BE HELD AT 10:30 a.m. (CENTRAL
TIME) ON THURSDAY, MAY 21, 1998 AT THE LODGE ON McDONALD'S OFFICE CAMPUS, KROC DRIVE, OAK BROOK, ILLINOIS. If you plan to attend the Annual Meeting, please tear off and keep this form for admission to the meeting.


YOUR VOTE IS IMPORTANT. The proxy card above covers the voting of shares of McDonald's Corporation Common Stock which you are entitled to vote or to direct the voting of, including shares in McDonald's employee benefit plans. If you wish to provide different voting instructions for the benefit plan shares, complete the reverse side of this card.

Please consider the issues discussed in the Proxy Statement and vote by one of the following methods:

- accessing the internet voting site at www.vote-by-net.com or www.mcdonalds.com/corporate/investor.

- calling at any time 1-800-652-8683 from the U.S. and Canada or 1-201-324-0377 from other countries.

- completing, dating, signing and mailing the proxy card in the enclosed postage-paid envelope.

If voting by phone or via the internet, the voter control number in the box above is necessary to verify your authority to vote. A phone or internet vote authorizes the named proxies in the same manner as if you marked, signed and returned the proxy card. Employees who wish to provide different voting instructions for the benefit plan shares cannot vote by phone.

                               YOUR VOTE COUNTS

                                                [LOGO]    McDonald's Corporation
                                                          McDonald's Plaza
                                                          Oak Brook, IL 60523

[REVERSE SIDE OF PROXY AND VOTING INSTRUCTION CARD FOR EMPLOYEE SHAREHOLDERS]

Information for McDonald's employees only

IF YOU WISH TO VOTE ALL SHARES INCLUDING SHARES IN McDONALD'S BENEFIT PLANS THE SAME WAY, YOU DO NOT NEED TO COMPLETE THE SECTION BELOW. SIMPLY FOLLOW THE VOTING INSTRUCTIONS ON THE FRONT OF THIS CARD.

THE BOARD RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR DIRECTOR.

                                                          PLAN SHARES NOT YET
                                PLAN SHARES OWNED         CREDITED OR UNVOTED
                             ----------------------      ----------------------
                             FOR ALL                     FOR ALL
                             NOMINEES                    NOMINEES
                             EXCEPT AS                   EXCEPT AS
                             NOTED BELOW   WITHHOLD      NOTED BELOW   WITHHOLD
Election of Directors        -----------   --------      -----------   --------
                             ----------------------      ----------------------

COMMENTS

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                                         [LOGO]

-------------------------------------------------------------------------------

BENEFIT PLAN VOTING INSTRUCTIONS

Your vote on the front of this card directs the trustees of the Profit Sharing Program and various Equalization Plans (collectively referred to as the "Plans") to vote the McDonald's shares credited to your accounts under the Plans. When you vote these shares, you should consider your long-term best interests as a Plan participant.

In addition, you are also directing the trustees to vote shares held in the Plans that have not been voted and shares that have not been credited to participants' accounts. When you direct the vote of these shares, you have a special responsibility to consider the long-term best interests of other participants.

If you want to vote the Plan shares you own or the shares you are voting for other Plan participants differently from the way you voted on the front, please check the "comment" box on the front and mark your direction above.

Your directions to vote shares held in the Plans will be kept confidential by First Chicago Trust Company of New York, the independent inspectors of election, even if you waive confidential voting on the front of this card.

[FRONT SIDE OF PROXY AND VOTING INSTRUCTION CARD FOR NON-EMPLOYEE SHAREHOLDERS]

                                                                            9826

PROXY CARD
See instructions below.

THE BOARD RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR DIRECTOR.

I (we), revoking any proxy previously given, appoint Michael R. Quinlan and Gloria Santona, or either of them, as proxies with full powers of substitution to vote as directed all shares the undersigned is entitled to vote at McDonald's Corporation 1998 Annual Shareholders' Meeting and authorize each to vote at his or her discretion on any other matter that may properly come before the meeting, or any adjournment thereof. IF THIS SIGNED CARD CONTAINS NO SPECIFIC VOTING INSTRUCTION, MY (OUR) SHARES WILL BE VOTED "FOR" ALL NOMINEES FOR DIRECTOR.

BOARD NOMINEES: 1. Jack M. Greenberg, 2. Donald G. Lubin, 3. Walter E. Massey,
4. Andrew J. McKenna, 5. Roger W. Stone and 6. Robert N. Thurston.

                               FOR ALL NOMINEES
                                EXCEPT AS NOTED
                                     BELOW           WITHHOLD

                                      //                //

Election of Directors

//   Waive confidential voting.

//   Comments are on reverse side.

PLEASE SIGN AS YOUR NAME(S) APPEAR(S) ABOVE AND RETURN THIS PROXY PROMPTLY. If signing for a corporation or partnership, or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you attend the meeting and decide to vote by ballot, such vote will supersede this proxy.

X
X                                    Date      ,1998        [LOGO]

Detach Here
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PROXY VOTING INSTRUCTIONS                              ANNUAL MEETING TICKET

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF McDONALD'S CORPORATION.

McDONALD'S 1998 ANNUAL SHAREHOLDERS' MEETING WILL BE HELD AT 10:30 a.m. (CENTRAL
TIME) ON THURSDAY, MAY 21, 1998 AT THE LODGE ON McDONALD'S OFFICE CAMPUS, KROC DRIVE, OAK BROOK, ILLINOIS. If you plan to attend the Annual Meeting, please tear off and keep this form for admission to the meeting.

YOUR VOTE IS IMPORTANT. The proxy card above covers the voting of shares of McDonald's Corporation Common Stock which you are entitled to vote or to direct the voting of.

Please consider the issues discussed in the Proxy Statement and vote by one of the following methods:

- accessing the internet voting site at www.vote-by-net.com or www.mcdonalds.com/corporate/investor/.

- calling at any time 1-800-652-8683 from the U.S. and Canada or 1-201-324-0377 from other countries.

- completing, dating, signing and mailing the proxy card in the enclosed postage-paid envelope.

If voting by phone or via the internet, the voter control number in the box above is necessary to verify your authority to vote. A phone or internet vote authorizes the named proxies in the same manner as if you marked, signed and returned the proxy card.

                               YOUR VOTE COUNTS

                                             [LOGO]    McDonald Corporation
                                                       McDonald's Plaza
                                                       Oak Brook, IL 60523

[REVERSE SIDE OF PROXY AND VOTING INSTRUCTION CARD FOR NON-EMPLOYEE
SHAREHOLDERS]

COMMENTS:

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